Exhibit 10.19

WARRANT TERMINATION AGREEMENT

THIS WARRANT TERMINATION AGREEMENT (this “Agreement”) is made as of November 17, 2010, by and between VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”), and BIOVEST INTERNATIONAL, INC., a Delaware corporation (“Biovest”).

RECITALS

WHEREAS, on September 19, 2008, Biovest and Valens U.S. entered into a Securities Purchase Agreement (the “September 2008 Purchase Agreement”), pursuant to which Valens U.S. purchased from Biovest $650,000 of principal amount of the 15% Secured Convertible Debentures Due March 31, 2010;

WHEREAS, in connection with the September 2008 Purchase Agreement, Biovest executed and issued to Valens U.S. a Common Stock Purchase Warrant (the “Valens U.S. Warrant”) for the purchase by Valens U.S., on or before September 22, 2013, of up to 1,015,625 shares of the Biovest Common Stock at an exercise price of $0.40 per share;

WHEREAS, pursuant to that certain Term Loan and Security Agreement (the “Security Agreement”) dated as of November 17, 2010, by and among Biovest, the Lenders party thereto and LV Administrative Services, Inc., the parties hereto, in consideration for the acceptance by certain of the Prepetition Lenders of the allowed secured claims against Biovest as provided therein, have agreed, among other things, to the termination and cancellation of the Valens U.S. Warrant; and

WHEREAS, pursuant to the terms and conditions of the Security Agreement and the Confirmed Plan, Valens U.S. and Biovest desire to terminate and cancel the Valens U.S. Warrant effective as of the date of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Security Agreement.

2.        The parties hereto agree that the above Recitals are true and correct in all respects.

3.        Valens U.S. hereby consents to the termination and cancellation of the Valens U.S. Warrant (and all of the rights and obligations created thereunder), and Biovest hereby cancels the Valens U.S. Warrant, effective as of the date of this Agreement.

4.        Valens U.S. hereby acknowledges and agrees that it shall have no claims of any nature whatsoever against Biovest as a result of the termination and cancellation of the Valens U.S. Warrant.

5.        This Agreement shall be binding upon the parties hereto and their respective successors and assigns. The parties hereto agree that this Agreement is fully and adequately supported by consideration, is fair and reasonable, and that they have had the opportunity to discuss this matter with counsel of their choice. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement. It is understood and agreed that if facsimile copies of this Agreement bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

6.        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

VALENS U.S. SPV I, LLC
By:	Valens Capital Management, LLC, its
investment manager

By:	/s/ Patrick Regan

Name:	Patrick Regan

Title:	Authorized Signatory

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser

Name:	David Moser

Title:	Secretary